Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	October 22, 2020

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended September 30, 2020.

GAAP Results of Operations.  Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $2.75 in the third quarter of 2020, compared with $3.47 in the year-earlier quarter and $1.74 in the second quarter of 2020. GAAP-basis net income was $372 million in the recent quarter, $480 million in the third quarter of 2019 and $241 million in the second 2020 quarter. GAAP-basis net income in the third quarter of 2020 expressed as an annualized rate of return on average assets and average common shareholders' equity was 1.06% and 9.53%, respectively, compared with 1.58% and 12.73%, respectively, in the similar 2019 period and .71% and 6.13%, respectively, in the second quarter of 2020.

Darren J. King, Executive Vice President and Chief Financial Officer, commented on M&T’s third quarter results, “Our results for the recent quarter reflect an uptick in economic activity across large portions of our customer base that contributed significantly to higher transaction levels and robust mortgage banking revenues. Coupled with well-controlled expenses that were in line with our expectations and prudent loan loss provisioning, M&T remains well-positioned as we enter the final quarter of 2020.”

Earnings Highlights

				Change 3Q20 vs.
($ in millions, except per share data)	3Q20	3Q19	2Q20	3Q19	2Q20

Net income	$372	$480	$241	-22%	54%
Net income available to common shareholders ̶ diluted	$353	$461	$223	-23%	58%
Diluted earnings per common share	$2.75	$3.47	$1.74	-21%	58%
Annualized return on average assets	1.06%	1.58%	.71%
Annualized return on average common equity	9.53%	12.73%	6.13%

For the first nine months of 2020 and 2019, diluted earnings per common share were $6.42 and $10.16, respectively. GAAP-basis net income for the nine-month period ended September 30, 2020 totaled

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$882 million, compared with $1.44 billion in the year-earlier period. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income during the nine-month period ended September 30, 2020 was .89% and 7.57%, respectively, and was 1.62% and 12.85%, respectively, in the similar 2019 period.

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.  The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.  Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $2.77 in the third quarter of 2020, $3.50 in the third quarter of 2019 and $1.76 in the second quarter of 2020.  Net operating income in 2020’s third quarter was $375 million, compared with $484 million in the third quarter of 2019 and $244 million in the second quarter of 2020. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the recent quarter was 1.10% and 13.94%, respectively, 1.66% and 18.85%, respectively, in the corresponding quarter of 2019 and .74% and 9.04%, respectively, in the second quarter of 2020.

Diluted net operating earnings per common share during the first nine months of 2020 and 2019 were $6.49 and $10.24, respectively. Net operating income during the nine-month period ended September 30, 2020 was $891 million, compared with $1.45 billion in the similar 2019 period. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was .93% and 11.15%, respectively, in the initial nine months of 2020 and was 1.70% and 19.07%, respectively, in the year-earlier period.

Taxable-equivalent Net Interest Income.  Net interest income expressed on a taxable-equivalent basis totaled $947 million in the recent quarter, compared with $1.04 billion in the third quarter of 2019. That decline resulted from an 83 basis point narrowing of the net interest margin, to 2.95% in the third quarter of 2020 from 3.78% in the year-earlier quarter, that was partially offset by the impact of a $19.1 billion or 18% increase in average earning assets to $127.7 billion in the recent quarter from $108.6 billion in the third quarter of 2019. In the second quarter of 2020, taxable-equivalent net interest income was $961 million, the net interest margin was 3.13% and average earning assets were $123.5 billion. Included in average earning assets in the third and second quarters of 2020 were $6.5 billion and $4.8 billion, respectively, of balances associated with the Paycheck Protection Program (“PPP”) loans originated by M&T during 2020.  As compared with the third

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quarter of 2019, the recent quarter’s narrowing of the net interest margin resulted largely from lower yields on loans and deposits held at the Federal Reserve Bank of New York, while the rise in average earning assets reflected higher balances of those same asset types.  The narrowing of the net interest margin from the second quarter to the third quarter of 2020 resulted from lower yields on loans and investment securities and the impact of a $4.4 billion rise in average balances of short-term earning assets, which earn a significantly lower yield than loans and investment securities.

Taxable-equivalent Net Interest Income

				Change 3Q20 vs.
($ in millions)	3Q20	3Q19	2Q20	3Q19	2Q20

Average earning assets	$127,689	$108,643	$123,492	18%	3%
Net interest income ̶ taxable-equivalent	$947	$1,035	$961	-9%	-1%
Net interest margin	2.95%	3.78%	3.13%

Provision for Credit Losses/Asset Quality.  The provision for credit losses totaled $150 million in the third quarter of 2020, up from $45 million in the year-earlier quarter, but down from $325 million in 2020’s second quarter. The significantly higher level of the provision in the 2020 quarters reflected projections of expected credit losses under the provisions of new accounting guidance that became effective on January 1, 2020. Those projections included estimates of the impact of the COVID-19 pandemic. Prior to 2020, the provision for credit losses reflected incurred losses only. Net loan charge-offs were $30 million during the recent quarter, compared with $36 million in the similar quarter of 2019 and $71 million in the second quarter of 2020. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .12% and .16% during the three-month periods ended September 30, 2020 and 2019, respectively, and .29% in the second quarter of 2020.

Loans classified as nonaccrual totaled $1.24 billion or 1.26% of total loans outstanding at September 30, 2020, compared with $1.16 billion or 1.18% of total loans at June 30, 2020. Nonaccrual loans outstanding at September 30, 2019 were $1.01 billion or 1.12% of total loans. The adoption of the new accounting guidance previously mentioned resulted in an increase in nonaccrual loans on January 1, 2020 of $171 million. Assets taken in foreclosure of defaulted loans were $50 million at September 30, 2020, compared with $80 million and $67 million at September 30, 2019 and June 30, 2020, respectively.

Allowance for Credit Losses.  M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses totaled $1.76 billion or 1.79% of loans outstanding at September 30, 2020, compared with $1.04 billion or 1.16% at September 30, 2019, $1.64 billion or 1.68% at June 30, 2020 and $1.18 billion or 1.30% as of January 1, 2020 following adoption of the current expected credit loss accounting rules. The adoption of the amended accounting guidance resulted in an increase to the allowance of $132 million on January 1, 2020. The allowance at September 30, 2020 and June 30, 2020 represented 1.91% and 1.79%, respectively, of total loans on those dates, excluding outstanding balances of PPP loans.

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Asset Quality Metrics
				Change 3Q20 vs.
($ in millions)	3Q20	3Q19	2Q20	3Q19	2Q20

At end of quarter
Nonaccrual loans	$1,240	$1,005	$1,157	23%	7%
Real estate and other foreclosed assets	$50	$80	$67	-37%	-25%
Total nonperforming assets	$1,290	$1,085	$1,224	19%	5%
Accruing loans past due 90 days or more (1)	$527	$461	$536	14%	-2%
Nonaccrual loans as % of loans outstanding	1.26%	1.12%	1.18%

Allowance for credit losses	$1,759	$1,038	$1,638	69%	7%
Allowance for credit losses as % of loans outstanding	1.79%	1.16%	1.68%

For the period
Provision for credit losses	$150	$45	$325	233%	-54%
Net charge-offs	$30	$36	$71	-18%	-58%
Net charge-offs as % of average loans (annualized)	.12%	.16%	.29%

(1)	Predominantly residential real estate loans. Prior to 2020, excludes loans acquired at a discount.

Noninterest Income and Expense.  Noninterest income was $521 million in the recent quarter, $528 million in the year-earlier quarter and $487 million in the second quarter of 2020. As compared with the third quarter of 2019, the recent quarter’s higher residential mortgage banking revenues and trust income were more than offset by lower service charges on deposit accounts and trading account and foreign exchange gains. The recent quarter’s improvement as compared with the second quarter of 2020 predominantly reflects higher service charges on deposit accounts, residential mortgage banking revenues and merchant discount and credit card fees.

Noninterest Income

				Change 3Q20 vs.
($ in millions)	3Q20	3Q19	2Q20	3Q19	2Q20

Mortgage banking revenues	$153	$137	$145	12%	6%
Service charges on deposit accounts	91	111	78	-18%	18%
Trust income	150	144	152	4%	-1%
Brokerage services income	12	12	10	-4%	11%
Trading account and foreign exchange gains	4	16	8	-75%	-51%
Gain on bank investment securities	3	4	7	-26%	-60%
Other revenues from operations	108	104	87	4%	23%
Total	$521	$528	$487	-1%	7%

Noninterest expense totaled $827 million in the third quarter of 2020, compared with $878 million in the corresponding quarter of 2019 and $807 million in the second quarter of 2020.  Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets, noninterest operating expenses were $823 million in the recent quarter, $873 million in the third quarter of 2019 and $803 million in 2020’s second quarter. Contributing to the decreased level of noninterest expenses in the recent quarter as compared with the year-earlier quarter were lower costs for professional and outside services, advertising and marketing, and travel and entertainment. Additionally, the third quarter of 2019 included a $14 million addition to the valuation allowance for capitalized mortgage servicing rights, reflecting the impact of

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lower interest rates at that time on the valuation of such servicing rights. There was no similar increase to the valuation allowance in the recent quarter. As compared with the second 2020 quarter, higher costs for salaries and employee benefits in the recent quarter, reflective of improving business activity and one additional day, were partially offset by the impact of a $10 million addition to the valuation allowance for capitalized mortgage servicing rights recognized in the second quarter of 2020.

Noninterest Expense

				Change 3Q20 vs.
($ in millions)	3Q20	3Q19	2Q20	3Q19	2Q20

Salaries and employee benefits	$479	$477	$459	—	4%
Equipment and net occupancy	81	83	77	-2%	5%
Outside data processing and software	65	60	61	7%	5%
FDIC assessments	12	10	14	22%	-15%
Advertising and marketing	12	22	10	-46%	20%
Printing, postage and supplies	9	10	11	-8%	-16%
Amortization of core deposit and other intangible assets	4	5	4	-23%	—
Other costs of operations	165	211	171	-22%	-3%
Total	$827	$878	$807	-6%	2%

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 56.2% in the third quarter of 2020, 56.0% in the year-earlier quarter and 55.7% in the second quarter of 2020.

Balance Sheet.  M&T had total assets of $138.6 billion at September 30, 2020, compared with $125.5 billion and $139.5 billion at September 30, 2019 and June 30, 2020, respectively. Loans and leases, net of unearned discount, were $98.4 billion at September 30, 2020, up from $89.8 billion at September 30, 2019 and $97.8 billion at June 30, 2020. The increase in total loans and leases at the recent quarter-end as compared with the third quarter of 2019 was driven largely by growth in commercial loans of $4.7 billion and commercial real estate loans of $2.6 billion. The commercial loan growth reflects loans originated as part of the PPP, which totaled $6.5 billion at September 30, 2020. Total deposits rose to $115.2 billion at the recent quarter-end, compared with $95.1 billion at September 30, 2019 and $115.0 billion at June 30, 2020. The higher levels of deposits at the two most recent quarter-ends as compared with September 30, 2019 reflect both increased commercial and consumer deposits, as well as higher deposits associated with residential mortgage servicing activities.

Total shareholders' equity was $16.1 billion, or 11.61% of total assets at September 30, 2020, compared with $15.8 billion, or 12.57% at September 30, 2019 and $15.9 billion, or 11.43% at June 30, 2020. Common shareholders' equity was $14.9 billion, or $115.75 per share, at September 30, 2020, up from $14.5 billion, or $109.84 per share, a year-earlier and $14.7 billion, or $114.54 per share, at June 30, 2020. Tangible equity per

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common share was $79.85 at September 30, 2020, $74.93 at September 30, 2019 and $78.62 at June 30, 2020. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.  M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 9.81% at September 30, 2020, up from 9.50% three months earlier.

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss third quarter financial results today at 11:00 a.m. Eastern Time.  Those wishing to participate in the call may dial

(877) 780-2276.  International participants, using any applicable international calling codes, may dial

(973) 582-2700.  Callers should reference M&T Bank Corporation or the conference ID #1169149.  The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Thursday, October 29, 2020 by calling (800) 585-8367, or (404) 537-3406 for international participants, and by making reference to ID #1169149.  The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements.  This news release and related conference call may contain forward-looking statements that are based on current expectations, estimates and projections about M&T's business, management's beliefs and assumptions made by management.  Any statement that does not describe historical or current facts is a forward-looking statement, including statements regarding the potential effects of the Coronavirus Disease 2019 (“COVID-19”) pandemic on M&T’s business, financial condition, liquidity and results of operations. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; risks and uncertainties relating to the impact of the COVID-19 pandemic; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation or regulation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing

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price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

Further, statements about the potential effects of the COVID-19 pandemic on M&T’s business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T’s control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, clients, third parties and M&T.

M&T provides further detail regarding these risks and uncertainties in its 2019 Form 10-K and subsequent Form 10-Qs, including in the respective Risk Factors sections of such reports, as well as in subsequent SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

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Financial Highlights

	Three months ended			Nine months ended
	September 30			September 30
Amounts in thousands, except per share	2020	2019	Change	2020	2019	Change
Performance
Net income	$372,136	480,081	-22%	$882,012	1,436,083	-39%
Net income available to common shareholders	353,400	461,410	-23%	827,204	1,376,129	-40%
Per common share:
Basic earnings	$2.75	3.47	-21%	$6.42	10.16	-37%
Diluted earnings	2.75	3.47	-21%	6.42	10.16	-37%
Cash dividends	$1.10	1.00	10%	$3.30	3.00	10%
Common shares outstanding:
Average - diluted (1)	128,355	132,999	-3%	128,813	135,443	-5%
Period end (2)	128,303	132,277	-3%	128,303	132,277	-3%
Return on (annualized):
Average total assets	1.06%	1.58%		.89%	1.62%
Average common shareholders' equity	9.53%	12.73%		7.57%	12.85%
Taxable-equivalent net interest income	$947,114	1,035,469	-9%	$2,890,353	3,138,902	-8%
Yield on average earning assets	3.13%	4.51%		3.53%	4.62%
Cost of interest-bearing liabilities	.30%	1.10%		.50%	1.09%
Net interest spread	2.83%	3.41%		3.03%	3.53%
Contribution of interest-free funds	.12%	.37%		.19%	.38%
Net interest margin	2.95%	3.78%		3.22%	3.91%
Net charge-offs to average total net loans (annualized)	.12%	.16%		.21%	.15%
Net operating results (3)
Net operating income	$375,029	483,830	-22%	$890,692	1,447,271	-38%
Diluted net operating earnings per common share	2.77	3.50	-21%	6.49	10.24	-37%
Return on (annualized):
Average tangible assets	1.10%	1.66%		.93%	1.70%
Average tangible common equity	13.94%	18.85%		11.15%	19.07%
Efficiency ratio	56.17%	55.95%		56.97%	56.49%

	At September 30
Loan quality	2020	2019	Change
Nonaccrual loans	$1,239,972	1,005,249	23%
Real estate and other foreclosed assets	49,872	79,735	-37%
Total nonperforming assets	$1,289,844	1,084,984	19%
Accruing loans past due 90 days or more (4)	$527,258	461,162	14%
Government guaranteed loans included in totals above:
Nonaccrual loans	$45,975	43,144	7%
Accruing loans past due 90 days or more	505,446	434,132	16%
Renegotiated loans	$242,581	240,781	1%
Accruing loans acquired at a discount past due 90 days or more (5)	N/A	40,733	—
Purchased impaired loans (6):
Outstanding customer balance	N/A	453,382	—
Carrying amount	N/A	253,496	—
Nonaccrual loans to total net loans	1.26%	1.12%
Allowance for credit losses to total loans	1.79%	1.16%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 15.

(4)	Predominantly residential real estate loans. Prior to 2020, excludes loans acquired at a discount.
(5)	Prior to 2020, loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Prior to 2020, accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Amounts in thousands, except per share	2020	2020	2020	2019	2019
Performance
Net income	$372,136	241,054	268,822	493,066	480,081
Net income available to common shareholders	353,400	223,099	250,701	473,372	461,410
Per common share:
Basic earnings	$2.75	1.74	1.93	3.60	3.47
Diluted earnings	2.75	1.74	1.93	3.60	3.47
Cash dividends	$1.10	1.10	1.10	1.10	1.00
Common shares outstanding:
Average - diluted (1)	128,355	128,333	129,755	131,549	132,999
Period end (2)	128,303	128,294	128,282	130,589	132,277
Return on (annualized):
Average total assets	1.06%	.71%	.90%	1.60%	1.58%
Average common shareholders' equity	9.53%	6.13%	7.00%	12.95%	12.73%
Taxable-equivalent net interest income	$947,114	961,371	981,868	1,014,225	1,035,469
Yield on average earning assets	3.13%	3.38%	4.18%	4.27%	4.51%
Cost of interest-bearing liabilities	.30%	.40%	.83%	.97%	1.10%
Net interest spread	2.83%	2.98%	3.35%	3.30%	3.41%
Contribution of interest-free funds	.12%	.15%	.30%	.34%	.37%
Net interest margin	2.95%	3.13%	3.65%	3.64%	3.78%
Net charge-offs to average total net loans (annualized)	.12%	.29%	.22%	.18%	.16%
Net operating results (3)
Net operating income	$375,029	243,958	271,705	496,237	483,830
Diluted net operating earnings per common share	2.77	1.76	1.95	3.62	3.50
Return on (annualized):
Average tangible assets	1.10%	.74%	.94%	1.67%	1.66%
Average tangible common equity	13.94%	9.04%	10.39%	19.08%	18.85%
Efficiency ratio	56.17%	55.71%	58.91%	53.15%	55.95%

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan quality	2020	2020	2020	2019	2019
Nonaccrual loans	$1,239,972	1,156,650	1,061,748	963,112	1,005,249
Real estate and other foreclosed assets	49,872	66,763	83,605	85,646	79,735
Total nonperforming assets	$1,289,844	1,223,413	1,145,353	1,048,758	1,084,984
Accruing loans past due 90 days or more (4)	$527,258	535,755	530,317	518,728	461,162
Government guaranteed loans included in totals above:
Nonaccrual loans	$45,975	51,165	50,561	50,891	43,144
Accruing loans past due 90 days or more	505,446	454,269	464,243	479,829	434,132
Renegotiated loans	$242,581	234,768	232,439	234,424	240,781
Accruing loans acquired at a discount past due 90 days or more (5)	N/A	N/A	N/A	39,632	40,733
Purchased impaired loans (6):
Outstanding customer balance	N/A	N/A	N/A	415,413	453,382
Carrying amount	N/A	N/A	N/A	227,545	253,496
Nonaccrual loans to total net loans	1.26%	1.18%	1.13%	1.06%	1.12%
Allowance for credit losses to total loans	1.79%	1.68%	1.47%	1.16%	1.16%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4)	Predominantly residential real estate loans. Prior to 2020, excludes loans acquired at a discount.
(5)	Prior to 2020, loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Prior to 2020, accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended			Nine months ended
	September 30			September 30
Dollars in thousands	2020	2019	Change	2020	2019	Change
Interest income	$1,001,161	1,229,469	-19%	$3,153,822	3,693,691	-15%
Interest expense	58,066	199,579	-71	276,785	572,260	-52
Net interest income	943,095	1,029,890	-8	2,877,037	3,121,431	-8
Provision for credit losses	150,000	45,000	233	725,000	122,000	494
Net interest income after provision for credit losses	793,095	984,890	-19	2,152,037	2,999,431	-28
Other income
Mortgage banking revenues	153,267	137,004	12	426,200	339,636	25
Service charges on deposit accounts	91,355	111,092	-18	274,971	321,991	-15
Trust income	149,937	143,915	4	450,570	421,083	7
Brokerage services income	11,602	12,077	-4	35,194	37,031	-5
Trading account and foreign exchange gains	4,026	16,072	-75	33,332	45,327	-26
Gain (loss) on bank investment securities	2,773	3,737	-26	(11,040)	24,489	—
Other revenues from operations	107,601	103,882	4	327,967	351,082	-7
Total other income	520,561	527,779	-1	1,537,194	1,540,639	—
Other expense
Salaries and employee benefits	478,897	476,780	—	1,474,582	1,431,717	3
Equipment and net occupancy	81,080	82,690	-2	237,809	241,187	-1
Outside data processing and software	64,660	60,360	7	190,446	168,011	13
FDIC assessments	12,121	9,906	22	38,599	29,104	33
Advertising and marketing	11,855	22,088	-46	44,072	66,409	-34
Printing, postage and supplies	9,422	10,201	-8	31,534	30,380	4
Amortization of core deposit and other intangible assets	3,914	5,088	-23	11,740	15,185	-23
Other costs of operations	164,825	210,506	-22	511,450	663,006	-23
Total other expense	826,774	877,619	-6	2,540,232	2,644,999	-4
Income before income taxes	486,882	635,050	-23	1,148,999	1,895,071	-39
Applicable income taxes	114,746	154,969	-26	266,987	458,988	-42
Net income	$372,136	480,081	-22%	$882,012	1,436,083	-39%

11-11-11-11-11

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2020	2020	2020	2019	2019
Interest income	$1,001,161	1,032,242	1,120,419	1,185,902	1,229,469
Interest expense	58,066	75,105	143,614	177,069	199,579
Net interest income	943,095	957,137	976,805	1,008,833	1,029,890
Provision for credit losses	150,000	325,000	250,000	54,000	45,000
Net interest income after provision for credit losses	793,095	632,137	726,805	954,833	984,890
Other income
Mortgage banking revenues	153,267	145,024	127,909	118,134	137,004
Service charges on deposit accounts	91,355	77,455	106,161	110,987	111,092
Trust income	149,937	151,882	148,751	151,525	143,915
Brokerage services income	11,602	10,463	13,129	11,891	12,077
Trading account and foreign exchange gains	4,026	8,290	21,016	16,717	16,072
Gain (loss) on bank investment securities	2,773	6,969	(20,782)	(6,452)	3,737
Other revenues from operations	107,601	87,190	133,176	118,238	103,882
Total other income	520,561	487,273	529,360	521,040	527,779
Other expense
Salaries and employee benefits	478,897	458,842	536,843	469,080	476,780
Equipment and net occupancy	81,080	77,089	79,640	82,892	82,690
Outside data processing and software	64,660	61,376	64,410	61,720	60,360
FDIC assessments	12,121	14,207	12,271	12,431	9,906
Advertising and marketing	11,855	9,842	22,375	27,063	22,088
Printing, postage and supplies	9,422	11,260	10,852	9,513	10,201
Amortization of core deposit and other intangible assets	3,914	3,913	3,913	4,305	5,088
Other costs of operations	164,825	170,513	176,112	156,679	210,506
Total other expense	826,774	807,042	906,416	823,683	877,619
Income before income taxes	486,882	312,368	349,749	652,190	635,050
Applicable income taxes	114,746	71,314	80,927	159,124	154,969
Net income	$372,136	241,054	268,822	493,066	480,081

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	September 30
Dollars in thousands	2020	2019	Change
ASSETS
Cash and due from banks	$1,489,232	1,818,861	-18%
Interest-bearing deposits at banks	20,197,937	12,495,524	62
Federal funds sold	—	200	—
Trading account	1,215,573	614,256	98
Investment securities	7,723,004	10,677,583	-28
Loans and leases:
Commercial, financial, etc.	27,891,648	23,201,372	20
Real estate - commercial	37,582,084	34,945,231	8
Real estate - consumer	16,663,708	16,500,955	1
Consumer	16,309,608	15,175,635	7
Total loans and leases, net of unearned discount	98,447,048	89,823,193	10
Less: allowance for credit losses	1,758,505	1,038,437	69
Net loans and leases	96,688,543	88,784,756	9
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	17,294	33,339	-48
Other assets	6,702,048	6,483,295	3
Total assets	$138,626,743	125,500,926	10%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$44,201,670	31,766,724	39%
Interest-bearing deposits	70,061,680	61,785,212	13
Deposits at Cayman Islands office	899,989	1,561,997	-42
Total deposits	115,163,339	95,113,933	21
Short-term borrowings	46,123	5,513,896	-99
Accrued interest and other liabilities	1,857,383	2,090,762	-11
Long-term borrowings	5,458,885	7,002,524	-22
Total liabilities	122,525,730	109,721,115	12
Shareholders' equity:
Preferred	1,250,000	1,250,000	—
Common	14,851,013	14,529,811	2
Total shareholders' equity	16,101,013	15,779,811	2
Total liabilities and shareholders' equity	$138,626,743	125,500,926	10%

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2020	2020	2020	2019	2019
ASSETS
Cash and due from banks	$1,489,232	1,354,815	1,298,192	1,432,805	1,818,861
Interest-bearing deposits at banks	20,197,937	20,888,341	8,896,307	7,190,154	12,495,524
Federal funds sold	—	—	—	3,500	200
Trading account	1,215,573	1,293,534	1,224,291	470,129	614,256
Investment securities	7,723,004	8,454,344	8,956,590	9,497,251	10,677,583
Loans and leases:
Commercial, financial, etc.	27,891,648	29,203,862	26,243,648	23,838,168	23,201,372
Real estate - commercial	37,582,084	37,159,451	36,684,106	35,541,914	34,945,231
Real estate - consumer	16,663,708	15,611,462	15,643,014	16,156,094	16,500,955
Consumer	16,309,608	15,782,773	15,571,507	15,386,693	15,175,635
Total loans and leases, net of unearned discount	98,447,048	97,757,548	94,142,275	90,922,869	89,823,193
Less: allowance for credit losses	1,758,505	1,638,236	1,384,366	1,051,071	1,038,437
Net loans and leases	96,688,543	96,119,312	92,757,909	89,871,798	88,784,756
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	17,294	21,208	25,121	29,034	33,339
Other assets	6,702,048	6,812,303	6,826,311	6,784,974	6,483,295
Total assets	$138,626,743	139,536,969	124,577,833	119,872,757	125,500,926

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$44,201,670	45,397,843	35,554,715	32,396,407	31,766,724
Interest-bearing deposits	70,061,680	68,701,832	63,410,672	60,689,618	61,785,212
Deposits at Cayman Islands office	899,989	868,284	1,217,921	1,684,044	1,561,997
Total deposits	115,163,339	114,967,959	100,183,308	94,770,069	95,113,933
Short-term borrowings	46,123	52,298	59,180	62,363	5,513,896
Accrued interest and other liabilities	1,857,383	2,250,316	2,198,116	2,337,490	2,090,762
Long-term borrowings	5,458,885	6,321,291	6,321,435	6,986,186	7,002,524
Total liabilities	122,525,730	123,591,864	108,762,039	104,156,108	109,721,115
Shareholders' equity:
Preferred	1,250,000	1,250,000	1,250,000	1,250,000	1,250,000
Common	14,851,013	14,695,105	14,565,794	14,466,649	14,529,811
Total shareholders' equity	16,101,013	15,945,105	15,815,794	15,716,649	15,779,811
Total liabilities and shareholders' equity	$138,626,743	139,536,969	124,577,833	119,872,757	125,500,926

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Nine months ended
	September 30,		September 30,		June 30,		September 30, 2020 from		September 30,				Change
Dollars in millions	2020		2019		2020		September 30,	June 30,	2020		2019		in
	Balance	Rate	Balance	Rate	Balance	Rate	2019	2020	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$16,440	.10%	7,405	2.16%	16,454	0.10%	122%	—%	$13,021	.28%	6,054	2.30%	115%
Federal funds sold and agreements
to resell securities	5,113	.13	18	2.01	692	0.11	—	639	2,353	.33	6	2.06	—
Trading account	50	1.62	67	.89	49	2.04	-26	2	54	2.15	67	2.15	-19
Investment securities	7,876	1.95	11,075	2.48	8,500	2.24	-29	-7	8,490	2.14	12,058	2.50	-30
Loans and leases, net of unearned
discount
Commercial, financial, etc.	28,333	3.05	23,326	4.82	29,733	3.10	21	-5	27,455	3.37	23,225	4.95	18
Real estate - commercial	37,243	4.19	35,200	5.14	36,947	4.42	6	1	36,743	4.47	34,833	5.26	5
Real estate - consumer	16,558	3.69	16,673	4.20	15,599	4.00	-1	6	16,032	3.90	16,778	4.29	-4
Consumer	16,076	4.76	14,879	5.44	15,518	4.85	8	4	15,683	4.96	14,405	5.49	9
Total loans and leases, net	98,210	3.89	90,078	4.96	97,797	4.05	9	—	95,913	4.17	89,241	5.06	7
Total earning assets	127,689	3.13	108,643	4.51	123,492	3.38	18	3	119,831	3.53	107,426	4.62	12
Goodwill	4,593		4,593		4,593		—	—	4,593		4,593		—
Core deposit and other intangible
assets	19		36		23		-46	-17	23		41		-43
Other assets	7,880		7,116		8,338		11	-5	7,983		6,524		22
Total assets	$140,181		120,388		136,446		16%	3%	$132,430		118,584		12%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking
deposits	$65,848	.14	55,680	.75	62,927	.17	18%	5%	$61,729	.27	53,770	.68	15%
Time deposits	4,715	1.22	6,343	1.59	5,354	1.49	-26	-12	5,245	1.43	6,408	1.49	-18
Deposits at Cayman Islands
office	957	.10	1,522	1.62	1,017	.06	-37	-6	1,214	.42	1,249	1.82	-3
Total interest-bearing
deposits	71,520	.21	63,545	.85	69,298	.27	13	3	68,188	.37	61,427	.79	11
Short-term borrowings	62	.01	1,212	2.28	63	.01	-95	-1	61	.06	1,189	2.43	-95
Long-term borrowings	5,499	1.51	7,121	3.13	6,189	1.86	-23	-11	5,974	2.01	7,959	3.19	-25
Total interest-bearing liabilities	77,081	.30	71,878	1.10	75,550	.40	7	2	74,223	.50	70,575	1.09	5
Noninterest-bearing deposits	44,786		30,550		42,497		47	5	39,931		30,323		32
Other liabilities	2,241		2,123		2,446		6	-8	2,360		2,007		18
Total liabilities	124,108		104,551		120,493		19	3	116,514		102,905		13
Shareholders' equity	16,073		15,837		15,953		1	1	15,916		15,679		2
Total liabilities and
shareholders' equity	$140,181		120,388		136,446		16%	3%	$132,430		118,584		12%

Net interest spread		2.83		3.41		2.98				3.03		3.53
Contribution of interest-free funds		.12		.37		.15				.19		.38
Net interest margin		2.95%		3.78%		3.13%				3.22%		3.91%

15-15-15-15-15

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Nine months ended
	September 30		September 30
	2020	2019	2020	2019
Income statement data
In thousands, except per share
Net income
Net income	$372,136	480,081	882,012	1,436,083
Amortization of core deposit and other intangible assets (1)	2,893	3,749	8,680	11,188
Net operating income	$375,029	483,830	890,692	1,447,271

Earnings per common share
Diluted earnings per common share	$2.75	3.47	6.42	10.16
Amortization of core deposit and other intangible assets (1)	.02	.03	.07	.08
Diluted net operating earnings per common share	$2.77	3.50	6.49	10.24

Other expense
Other expense	$826,774	877,619	2,540,232	2,644,999
Amortization of core deposit and other intangible assets	(3,914)	(5,088)	(11,740)	(15,185)
Noninterest operating expense	$822,860	872,531	2,528,492	2,629,814
Efficiency ratio
Noninterest operating expense (numerator)	$822,860	872,531	2,528,492	2,629,814
Taxable-equivalent net interest income	947,114	1,035,469	2,890,353	3,138,902
Other income	520,561	527,779	1,537,194	1,540,639
Less: Gain (loss) on bank investment securities	2,773	3,737	(11,040)	24,489
Denominator	$1,464,902	1,559,511	4,438,587	4,655,052
Efficiency ratio	56.17%	55.95%	56.97%	56.49%
Balance sheet data
In millions
Average assets
Average assets	$140,181	120,388	132,430	118,584
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(19)	(36)	(23)	(41)
Deferred taxes	5	10	6	11
Average tangible assets	$135,574	115,769	127,820	113,961
Average common equity
Average total equity	$16,073	15,837	15,916	15,679
Preferred stock	(1,250)	(1,373)	(1,250)	(1,279)
Average common equity	14,823	14,464	14,666	14,400
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(19)	(36)	(23)	(41)
Deferred taxes	5	10	6	11
Average tangible common equity	$10,216	9,845	10,056	9,777
At end of quarter
Total assets
Total assets	$138,627	125,501
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(17)	(33)
Deferred taxes	4	8
Total tangible assets	$134,021	120,883
Total common equity
Total equity	$16,101	15,780
Preferred stock	(1,250)	(1,250)
Common equity, net of undeclared cumulative preferred dividends	14,851	14,530
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(17)	(33)
Deferred taxes	4	8
Total tangible common equity	$10,245	$9,912

(1)	After any related tax effect.

16-16-16-16-16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Income statement data
In thousands, except per share
Net income
Net income	$372,136	241,054	268,822	493,066	480,081
Amortization of core deposit and other intangible assets (1)	2,893	2,904	2,883	3,171	3,749
Net operating income	$375,029	243,958	271,705	496,237	483,830

Earnings per common share
Diluted earnings per common share	$2.75	1.74	1.93	3.60	3.47
Amortization of core deposit and other intangible assets (1)	.02	.02	.02	.02	.03
Diluted net operating earnings per common share	$2.77	1.76	1.95	3.62	3.50

Other expense
Other expense	$826,774	807,042	906,416	823,683	877,619
Amortization of core deposit and other intangible assets	(3,914)	(3,913)	(3,913)	(4,305)	(5,088)
Noninterest operating expense	$822,860	803,129	902,503	819,378	872,531
Efficiency ratio
Noninterest operating expense (numerator)	$822,860	803,129	902,503	819,378	872,531
Taxable-equivalent net interest income	947,114	961,371	981,868	1,014,225	1,035,469
Other income	520,561	487,273	529,360	521,040	527,779
Less: Gain (loss) on bank investment securities	2,773	6,969	(20,782)	(6,452)	3,737
Denominator	$1,464,902	1,441,675	1,532,010	1,541,717	1,559,511
Efficiency ratio	56.17%	55.71%	58.91%	53.15%	55.95%
Balance sheet data
In millions
Average assets
Average assets	$140,181	136,446	120,585	122,554	120,388
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(19)	(23)	(27)	(31)	(36)
Deferred taxes	5	6	7	8	10
Average tangible assets	$135,574	131,836	115,972	117,938	115,769
Average common equity
Average total equity	$16,073	15,953	15,720	15,832	15,837
Preferred stock	(1,250)	(1,250)	(1,250)	(1,250)	(1,373)
Average common equity	14,823	14,703	14,470	14,582	14,464
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(19)	(23)	(27)	(31)	(36)
Deferred taxes	5	6	7	8	10
Average tangible common equity	$10,216	10,093	9,857	9,966	9,845
At end of quarter
Total assets
Total assets	$138,627	139,537	124,578	119,873	125,501
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(17)	(21)	(25)	(29)	(33)
Deferred taxes	4	5	6	7	8
Total tangible assets	$134,021	134,928	119,966	115,258	120,883
Total common equity
Total equity	$16,101	15,945	15,816	15,717	15,780
Preferred stock	(1,250)	(1,250)	(1,250)	(1,250)	(1,250)
Common equity, net of undeclared cumulative preferred dividends	14,851	14,695	14,566	14,467	14,530
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(17)	(21)	(25)	(29)	(33)
Deferred taxes	4	5	6	7	8
Total tangible common equity	$10,245	10,086	9,954	9,852	9,912

(1)	After any related tax effect.